Exhibit 2


                                     BYLAWS

                                       OF

                       FIDUCIARY CAPITAL GROWTH FUND, INC.
                            (a Wisconsin corporation)

                               ARTICLE I.  OFFICES

             1.01. Principal and Business Offices. The corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the corporation may require from time to time.

             1.02. Registered Office. The registered office of the corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors or by the registered agent. The business office of the registered agent of the corporation shall be identical to such registered office.

                            ARTICLE II.  SHAREHOLDERS

             2.01. Annual Meeting. The annual meeting of the shareholders, if the annual meeting shall be held, shall be held in December of each year, or at such other time and date as may be fixed by or under the authority of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. The corporation shall not be required to hold an annual meeting in any year in which none of the following is required to be acted on by shareholders under the Investment Company Act of 1940:

                  (i)  Election of directors;

                  (ii) Approval of the corporation's investment advisory contract;

                  (iii)     Ratification of the selection of the
        corporation's independent public accountants; and

                  (iv) Approval of the corporation's distribution agreement, if any.

             2.02.  Special Meetings.

             (a) Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by the Wisconsin Business Corporation Law, may be called by the Board of Directors or the President. Notwithstanding any other provision of these bylaws, the corporation shall call a special meeting of shareholders in the event that the holders of at least 10% of all of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the corporation one or more written demands for the meeting describing one or more purposes for which it is to be held. The corporation shall give notice of such a special meeting within thirty days after the date that the demand is delivered to the corporation.

             (b) Whenever ten or more shareholders of record who have been such for at least six months preceding the date of application, and who hold in the aggregate either shares having a net asset value of at least $25,000 or at least one percent (1%) of the total outstanding shares, whichever is less, shall apply to the corporation's Secretary in writing, stating that they wish to communicate with other shareholders with a view to obtaining signatures to a request for a meeting pursuant to subsection
   (a) above and accompanied by a form of communication and request which they wish to transmit, the Secretary shall within five business days after receipt of such application either (1) afford to such applicants access to a list of the names and addresses of all shareholders as recorded on the books of the corporation; or (2) inform such applicants as to the approximate number of shareholders of record and the approximate cost of mailing to them the proposed communication and form of request.

             (c) If the secretary elects to follow the course specified in clause (2) of subsection (b) above, the Secretary, upon the written request of such applicants, accompanied by a tender of the material to be mailed and of the reasonable expenses of mailing, shall, with reasonable promptness, mail such material to all shareholders of record as of a date selected by the corporation at their addresses as recorded on the books, unless within five business days after such tender the Secretary shall mail to such applicants and file with the Securities and Exchange Commission, together with a copy of the material to be mailed, a written statement signed by at least a majority of the Board of Directors to the effect that in their opinion either such material contains untrue statements of fact or omits to state facts necessary to make the statements contained therein not misleading, or would be in violation of applicable law, and specifying the basis of such opinion.

             (d) After opportunity for hearing upon the objections specified in the written statement so filed, the Securities and Exchange Commission may, and if demanded by the board of directors or by such applicants shall, enter an order either sustaining one or more of such objections or refusing to sustain any of them. If the Securities and Exchange Commission shall enter an order refusing to sustain any of such objections, or if, after the entry of an order sustaining one or more of such objections, the Securities and Exchange Commission shall find, after notice and opportunity for hearing, that all objections so sustained have been met, and shall enter an order so declaring, the secretary shall mail copies of such material to all shareholders with reasonable promptness after the entry of such order and the renewal of such tender.

             2.03. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual or special meeting of shareholders. If no designation is made, the place of meeting shall be the principal office of the corporation. Any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

             2.04. Notice of Meeting. Written notice stating the date, time and place of any meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days nor more than sixty days before the date of the meeting (unless a different time is provided by applicable law or regulation or the articles of incorporation), either personally or by mail, by or at the direction of the President or the Secretary, to each shareholder of record entitled to vote at such meeting and to such other persons as required by the Wisconsin Business Corporation Law. If mailed, such notice shall be deemed to be effective when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock record books of the corporation, with postage thereon prepaid. If an annual or special meeting of shareholders is adjourned to a different date, time or place, the corporation shall not be required to give notice of the new date, time or place if the new date, time or place is announced at the meeting before adjournment; provided, however, that if a new record date for an adjourned meeting is or must be fixed, the corporation shall give notice of the adjourned meeting to persons who are shareholders as of the new record date.

             2.05. Waiver of Notice. A shareholder may waive any notice required by the Wisconsin Business Corporation Law, the articles of incorporation or these bylaws before or after the date and time stated in the notice. The waiver shall be in writing and signed by the shareholder entitled to the notice, contain the same information that would have been required in the notice under applicable provisions of the Wisconsin Business Corporation Law (except that the time and place of meeting need not be stated) and be delivered to the corporation for inclusion in the corporate records. A shareholder's attendance at a meeting, in person or by proxy, waives objection to all of the following: (a) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting; and (b) consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

             2.06. Fixing of Record Date. The Board of Directors may fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of and to vote at any meeting of shareholders, shareholders entitled to demand a special meeting as contemplated by Section 2.02 hereof, shareholders entitled to take any other action, or shareholders for any other purpose. Such record date shall not be more than seventy days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed by the Board of Directors or by the Wisconsin Business Corporation Law for the determination of shareholders entitled to notice of and to vote at a meeting of shareholders, the record date shall be the close of business on the day before the first notice is given to shareholders. If no record date is fixed by the Board of Directors or by the Wisconsin Business Corporation Law for the determination of shareholders entitled to demand a special meeting as contemplated in Section 2.02 hereof, the record date shall be the date that the first shareholder signs the demand. Except as provided by the Wisconsin Business Corporation Law for a court-ordered adjournment, a determination of shareholders entitled to notice of and to vote at a meeting of shareholders is effective for any adjournment of such meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. The record date for determining shareholders entitled to a distribution (other than a distribution involving a purchase, redemption or other acquisition of the corporation's shares) or a share dividend is the date on which the Board of Directors authorized the distribution or share dividend, as the case may be, unless the Board of Directors fixes a different record date.

             2.07. Shareholders' List for Meetings. After a record date for a special or annual meeting of shareholders has been fixed, the corporation shall prepare a list of the names of all of the shareholders entitled to notice of the meeting. The list shall be arranged by class or series of shares, if any, and show the address of and number of shares held by each shareholder. Such list shall be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing to the date of the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder or his or her agent may, on written demand, inspect and, subject to the limitations imposed by the Wisconsin Business Corporation Law, copy the list, during regular business hours and at his or her expense, during the period that it is available for inspection pursuant to this Section 2.07. The corporation shall make the shareholders' list available at the meeting and any shareholder or his or her agent or attorney may inspect the list at any time during the meeting or any adjournment thereof. Refusal or failure to prepare or make available the shareholders' list shall not affect the validity of any action taken at a meeting of shareholders.

             2.08. Quorum and Voting Requirements. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. If the corporation has only one class of common stock outstanding, such class shall constitute a separate voting group for purposes of this Section
   2.08. Except as otherwise provided in the articles of incorporation or the Wisconsin Business Corporation Law, a majority of the votes entitled to be cast on the matter shall constitute a quorum of the voting group for action on that matter. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. If a quorum exists, except in the case of the election of directors, action on a matter shall be approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation, the Wisconsin Business Corporation Law, the Investment Company Act of 1940 or any other applicable law or regulation requires a greater number of affirmative votes. Unless otherwise provided in the articles of incorporation, each director shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at a meeting at which a quorum is present. Though less than a quorum of the outstanding votes of a voting group are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

             2.09. Conduct of Meeting. The President, and in his or her absence, a Vice President in the order provided by Section 4.07 hereof, and in their absence, any person chosen by the shareholders, shall call the meeting of the shareholders to order and shall act as chairman of the meeting, and the Secretary of the corporation or any other person appointed by the chairman of the meeting, shall act as secretary of all meetings of the shareholders.

             2.10. Proxies. At all meetings of shareholders, a shareholder may vote his or her shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by his or her attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent of the corporation authorized to tabulate votes.
   An appointment is valid for eleven months from the date of its signing unless a different period is expressly provided in the appointment form.

             2.11. Voting of Shares. Except as provided in the articles of incorporation, the Wisconsin Business Corporation Law, the Investment Company Act of 1940 or other applicable law or regulation, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a meeting of shareholders.

             2.12. Action without Meeting. Any action required or permitted by the articles of incorporation or these bylaws or any provision of the Wisconsin Business Corporation Law to be taken at a meeting of the shareholders may be taken without a meeting and without action by the Board of Directors if a written consent or consents, describing the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof and delivered to the corporation for inclusion in the corporate records.

             2.13. Acceptance of Instruments Showing Shareholder Action. If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of a shareholder. If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of a shareholder, the corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if any of the following apply:

             (a) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity.

             (b) The name purports to be that of a personal representative, administrator, executor, guardian or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation is presented with respect to the vote, consent, waiver or proxy appointment.

             (c) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation is presented with respect to the vote, consent, waiver or proxy appointment.

             (d) The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder is presented with respect to the vote, consent, waiver or proxy appointment.

             (e) Two or more persons are the shareholders as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

   The corporation may reject a vote, consent, waiver or proxy appointment if the Secretary or other officer or agent of the corporation who is authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

                        ARTICLE III.  BOARD OF DIRECTORS

             3.01. General Powers and Number. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, the Board of Directors. The number of directors of the corporation shall be five.

             3.02. Tenure and Qualifications. Each director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected and, if necessary, qualified, or until there is a decrease in the number of directors which takes effect after the expiration of his or her term, or until his or her prior death, resignation or removal. A director may be removed by the shareholders only at a meeting called for the purpose of removing the director, and the meeting notice shall state that the purpose, or one of the purposes, of the meeting is removal of the director. A director may be removed from office with or without cause if the votes cast to remove the director exceeds the number of votes cast not to remove such director. A director may resign at any time by delivering written notice which complies with the Wisconsin Business Corporation Law to the Board of Directors, to the President (in his or her capacity as chairperson of the Board of Directors) or to the corporation. A director's resignation is effective when the notice is delivered unless the notice specifies a later effective date. Directors need not be residents of the State of Wisconsin or shareholders of the corporation but must be eligible to serve as a director of a registered investment company under the Investment Company Act of 1940.

             3.03. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately before or after the annual meeting of shareholders and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of shareholders which precedes or follows it, as the case may be, or such other suitable place as may be announced at such meeting of shareholders. The Board of Directors shall provide, by resolution, the date, time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings of the Board of Directors without other notice than such resolution.

             3.04. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President, Secretary or any two directors. The President or Secretary may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting of the Board of Directors, and if no other place is fixed the place of the meeting shall be the principal business office of the corporation in the State of Wisconsin.

             3.05. Notice; Waiver. Notice of each special meeting of the Board of Directors shall be given orally in person or by telephone or by written notice delivered in person, by telegraph, teletype, facsimile or other form of wire or wireless communication, or by mail or private carrier, to each director at his business address or at such other address as such director shall have designated in writing filed with the Secretary, in each case not less than forty-eight hours prior to the meeting. The notice need not prescribe the purpose of the special meeting of the Board of Directors or the business to be transacted at such meeting. If mailed, such notice shall be deemed to be effective when deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be effective when the telegram is delivered to the telegraph company. If notice is given by private carrier, such notice shall be deemed to be effective when delivered to the private carrier. Whenever any notice whatever is required to be given to any director of the corporation under the articles of incorporation or these bylaws or any provision of the Wisconsin Business Corporation Law or other applicable law or regulation, a waiver thereof in writing, signed at any time, whether before or after the date and time of meeting, by the director entitled to such notice shall be deemed equivalent to the giving of such notice. The corporation shall retain any such waiver as part of the permanent corporate records.
   A director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

             3.06. Quorum. Except as otherwise provided by the Wisconsin Business Corporation Law or by the articles of incorporation or these bylaws, a majority of the number of directors specified in Section 3.01 of these bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. Except as otherwise provided by the Wisconsin Business Corporation Law or by the articles of incorporation or these bylaws, a quorum of any committee of the Board of Directors created pursuant to Section 3.12 hereof shall consist of a majority of the number of directors appointed to serve on the committee. A majority of the directors present (though less than such quorum) may adjourn any meeting of the Board of Directors or any committee thereof, as the case may be, from time to time without further notice.

             3.07. Manner of Acting. The affirmative vote of a majority of the directors present at a meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors, unless the Wisconsin Business Corporation Law, the Investment Company Act of 1940 or other applicable law or regulation, the articles of incorporation or these bylaws require the vote of a greater number of directors.

             3.08. Conduct of Meetings. The President, and in his or her absence, a Vice President in the order provided under Section 4.07, and in their absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as chairman of the meeting. The Secretary of the corporation shall act as secretary of all meetings of the Board of Directors unless the presiding officer appoints another person present to act as secretary of the meeting. Minutes of any regular or special meeting of the Board of Directors shall be prepared and distributed to each director.

             3.09. Vacancies. Except as provided below, any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by any of the following: (a) the shareholders; or (b) the Board of Directors, if immediately after filling any such vacancy at least two-thirds of the directors then holding office shall have been elected to such office at an annual or special meeting of shareholders. A vacancy that will occur at a specific later date, because of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs. If by reason of the death, disqualification or bona fide resignation of any director or directors, there is no member of the Board of Directors who is not an affiliated person of the investment adviser of the corporation, as defined in the Investment Company Act of 1940, such vacancy shall be filled within thirty days if it may be filled by the Board of Directors, or within sixty days if a vote of shareholders is required to fill such a vacancy; provided that such vacancy may be filled within such longer period as the Securities and Exchange Commission may prescribe by rules and regulations, upon its own motion or by order upon application. In the event that at any time less than a majority of the directors were elected by the shareholders, the Board of Directors or the President shall forthwith cause to be held as promptly as possible, and in any event within sixty days, a meeting of the shareholders for the purpose of electing directors to fill any existing vacancies in the Board of Directors, unless the Securities and Exchange Commission shall by order extend such period.

             3.10. Compensation. No director shall receive any stated salary or fees from the corporation for his services as such if such director is, otherwise than by reason of being such director, an interested person (as such term is defined by the Investment Company Act of 1940) of the corporation's investment adviser. Except as provided in the preceding sentence, the Board of Directors, irrespective of any personal interest of its members, may establish reasonable compensation of all directors for service to the corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee.

             3.11. Presumption of Assent. A director who is present and is announced as present at a meeting of the Board of Directors, when corporate action is taken, assents to the action taken unless any of the following occurs: (a) the director objects at the beginning of the meeting or promptly upon his or her arrival to holding the meeting or transacting business at the meeting; (b) the director's dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) the director delivers written notice that complies with the Wisconsin Business Corporation Law of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. Such right of dissent or abstention shall not apply to a director who votes in favor of the action taken.

             3.12. Committees. The Board of Directors by resolution adopted by the affirmative vote of a majority of all of the directors then in office may create one or more committees, appoint members of the Board of Directors to serve on the committees and designate other members of the Board of Directors to serve as alternates. Each committee shall have two or more members who shall, unless otherwise provided by the Board of Directors, serve at the pleasure of the Board of Directors. A committee may be authorized to exercise the authority of the Board of Directors, except that a committee may not do any of the following: (a) authorize distributions; (b) approve or propose to shareholders action that the Wisconsin Business Corporation Law requires to be approved by shareholders; (c) fill vacancies on the Board of Directors or, unless the Board of Directors provides by resolution that vacancies on a committee shall be filled by the affirmative vote of the remaining committee members, on any Board committee; (d) amend the corporation's articles of incorporation; (e) adopt, amend or repeal bylaws; (f) approve a plan of merger not requiring shareholder approval; (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee to do so within limits prescribed by the Board of Directors; or
   (i) take any action required by the Investment Company Act of 1940 to be taken by the independent directors of the corporation or by the full Board of Directors. Unless otherwise provided by the Board of Directors in creating the committee, a committee may employ counsel, accountants and other consultants to assist it in the exercise of its authority.

             3.13. Telephonic Meetings. Except as herein provided and notwithstanding any place set forth in the notice of the meeting or these bylaws, members of the Board of Directors may participate in regular or special meetings by, or through the use of, any means of communication by which all participants may simultaneously hear each other, such as by conference telephone. If a meeting is conducted by such means, then at the commencement of such meeting the presiding officer shall inform the participating directors that a meeting is taking place at which official business may be transacted. Any participant in a meeting by such means shall be deemed present in person at such meeting. If action is to be taken at any meeting held by such means on any of the following: (a) a plan of merger or share exchange; (b) a sale, lease, exchange or other disposition of substantial property or assets of the corporation; (c) a voluntary dissolution or the revocation of voluntary dissolution proceedings; or (d) a filing for bankruptcy, then the identity of each director participating in such meeting must be verified by the disclosure at such meeting by each such director of each such director's social security number to the secretary of the meeting before a vote may be taken on any of the foregoing matters. For purposes of the preceding clause
   (b), the phrase "sale, lease, exchange or other disposition of substantial property or assets" shall mean any sale, lease, exchange or other disposition of property or assets of the corporation having a net book value equal to 10% or more of the net book value of the total assets of the corporation on and as of the close of the fiscal year last ended prior to the date of such meeting and as to which financial statements of the corporation have been prepared. Notwithstanding the foregoing, no action may be taken at any meeting held by such means (i) on any particular matter which the presiding officer determines, in his or her sole discretion, to be inappropriate under the circumstances for action at a meeting held by such means (such determination shall be made and announced in advance of such meeting), or (ii) if the purpose of the meeting is to approve the corporation's investment advisory agreement and/or to approve the selection of the corporation's auditors, or if participation in such a manner would otherwise violate or not be consistent with the requirements of the Investment Company Act of 1940 or other applicable laws.

             3.14. Action Without Meeting. Any action required or permitted by the Wisconsin Business Corporation Law to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one or more written consents describing the action taken, signed by each director or committee member and retained by the corporation. Such action shall be effective when the last director signs the consent, unless the consent specifies a different effective date. Notwithstanding this Section 3.14, no action may be taken by the Board of Directors pursuant to a written consent with respect to the approval of the corporation's investment advisory agreement, the approval of the selection of the corporation's auditors, or any action required by the Investment Company Act of 1940 or other applicable law to be taken at a meeting of the Board of Directors to be held in person.

                              ARTICLE IV.  OFFICERS

             4.01. Number. The principal officers of the corporation shall be a President, the number of Vice Presidents as authorized from time to time by the Board of Directors, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. The Board of Directors may also authorize any duly authorized officer to appoint one or more officers or assistant officers. Any two or more offices may be held by the same person.

             4.02. Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is practicable. Each officer shall hold office until his or her successor shall have been duly elected or until his or her prior death, resignation or removal.

             4.03. Removal. The Board of Directors may remove any officer and, unless restricted by the Board of Directors or these bylaws, an officer may remove any officer or assistant officer appointed by that officer, at any time, with or without cause and notwithstanding the contract rights, if any, of the officer removed. The appointment of an officer does not of itself create contract rights.

             4.04. Resignation. An officer may resign at any time by delivering notice to the corporation that complies with the Wisconsin Business Corporation Law. The resignation shall be effective when the notice is delivered, unless the notice specifies a later effective date and the corporation accepts the later effective date.

             4.05. Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term. If a resignation of an officer is effective at a later date as contemplated by Section 4.04 hereof, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor may not take office until the effective date.

             4.06. President. The President shall be the principal executive officer of the corporation and, subject to the direction of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. The President shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He or she shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. He or she shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he or she may authorize any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general he or she shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

             4.07. The Vice Presidents. In the absence of the President or in the event of the President's death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the President or by the Board of Directors. The execution of any instrument of the corporation by any Vice President shall be conclusive evidence, as to third parties, of his or her authority to act in the stead of the President.

             4.08. The Secretary. The Secretary shall: (a) keep minutes of the meetings of the shareholders and of the Board of Directors (and of committees thereof) in one or more books provided for that purpose (including records of actions taken by the shareholders or the Board of Directors (or committees thereof) without a meeting); (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by the Wisconsin Business Corporation Law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) maintain a record of the shareholders of the corporation, in a form that permits preparation of a list of the names and addresses of all shareholders, by class or series of shares and showing the number and class or series of shares held by each shareholder; (e) sign with the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned by the President or by the Board of Directors.

             4.09. The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) maintain appropriate accounting records; (c) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Sections 9.08 and 9.09; and (d) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

             4.10. Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. The Assistant Secretaries may sign with the President or a Vice President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

             4.11. Other Assistants and Acting Officers. The Board of Directors shall have the power to appoint, or to authorize any duly appointed officer of the corporation to appoint, any person to act as assistant to any officer, or as agent for the corporation in his or her stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors or an authorized officer shall have the power to perform all the duties of the office to which he or she is so appointed to be an assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors or the appointing officer.

        ARTICLE V.  CERTIFICATES FOR SHARES; TRANSFER OF SHARES

             5.01. Certificates for Shares. Unless and to the extent that the Board of Directors requires the issuance of shares without certificates, each shareholder shall be entitled upon request to have a certificate or certificates which shall represent and certify the number and kind of shares owned by him or her in the corporation. Certificates representing shares of the corporation shall be in such form, consistent with the Wisconsin Business Corporation Law, as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except as provided in Section 5.05. The corporation shall deliver to shareholders not requesting certificates statements containing the information required by Section 408.408 of the Wisconsin Statutes. Such statements confer no rights on shareholders and are neither negotiable instruments nor securities.

             5.02. Facsimile Signatures and Seal. The seal of the corporation, if any, on any certificates for shares may be a facsimile. The signature of the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or a registrar, other than the corporation itself.

             5.03. Signature by Former Officers. The validity of a share certificate is not affected if a person who signed the certificate (either manually or in facsimile) no longer holds office when the certificate is issued.

             5.04. Transfer of Shares. Prior to due presentment of a certificate for shares for redemption or registration of transfer the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and power of an owner. Except as provided in Section 408.207(3)(4) and (6) of the Wisconsin Statutes relating to registered pledges, the corporation may treat the registered owner of uncertificated shares as the person exclusively entitled to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner. Where a certificate for shares is presented to the corporation with a request for redemption or to register for transfer, the corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer or redemption if (a) there were on or with the certificate the necessary endorsements, and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty. The corporation may require reasonable assurance that such endorsements are genuine and effective and compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors. The corporation shall not be liable to the owner, pledgee or any other person suffering loss as a result of the registration of a transfer, pledge or release of uncertificated shares if the corporation had no duty to inquire into adverse claims or has discharged any such duty. Transfer or redemption of shares of stock of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto duly authorized by power of attorney duly executed and filed with the transfer agent or the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares, if any.

             5.05. Lost, Destroyed or Stolen Certificates. Where the owner claims that certificates for shares have been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the corporation has notice that such shares have been acquired by a bona fide purchaser, (b) files with the corporation a sufficient indemnity bond if required by the Board of Directors or any principal officer, and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

             5.06. Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with law as it may deem expedient concerning the issue, transfer and registration of shares of the corporation.

                                ARTICLE VI.  SEAL

             6.01. The Board of Directors may provide for a corporate seal for the corporation.

                          ARTICLE VII.  INDEMNIFICATION

             7.01. Provision of Indemnification. The corporation shall indemnify all of its corporate representatives against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with the defense of any action, suit or proceeding, or threat or claim of such action, suit or proceeding, whether civil, criminal, administrative, or legislative, no matter by whom brought, or in any appeal in which they or any of them are made parties or a party by reason of being or having been a corporate representative, if the corporate representative acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful provided that the corporation shall not indemnify corporate representatives in relation to matters as to which any such corporate representative shall be adjudged in such action, suit or proceeding to be liable for gross negligence, willful misfeasance, bad faith, reckless disregard of the duties and obligations involved in the conduct of his office, or when indemnification is otherwise not permitted by the Wisconsin Business Corporation Law.

             7.02. Determination of Right to Indemnification. In the absence of an adjudication which expressly absolves the corporate representative, or in the event of a settlement, each corporate representative shall be indemnified hereunder only if a determination that indemnification of the corporate representative is proper because he has met the applicable standard of conduct set forth in Section 7.01. Such determination shall be made: (i) by the Board of Directors, by a majority vote of a quorum which consists of directors who were not parties to the action, suit or proceeding; or (ii) if the required quorum is not obtainable or if a quorum of disinterested directors so direct, by independent legal counsel in a written opinion. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person was guilty of willful misfeasance, bad faith, gross negligence or reckless disregard to the duties and obligations involved in the conduct of his or her office, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

             7.03. Allowance of Expenses. Expenses, including attorneys' fees, incurred in the preparation of and/or presentation of the defense of a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Sections 180.0853 or
   180.0856 of the Wisconsin Business Corporation Law upon receipt of an undertaking by or on behalf of the corporate representative, secured by a surety bond or other similar insurance paid for by such corporate representative, to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this bylaw.

             7.04. Additional Rights to Indemnification. The indemnification provided by this bylaw shall not be deemed exclusive of any other rights to which those indemnified may be entitled under these bylaws, any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person subject to the limitations imposed from time to time by the Investment Company Act of 1940, as amended.

             7.05. Insurance. This corporation shall have power to purchase and maintain insurance on behalf of any corporate representative against any liability asserted against him or her and incurred by him or her in such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under this bylaw provided that no insurance may be purchased or maintained to protect any corporate representative against liability for gross negligence, willful misfeasance, bad faith or reckless disregard of the duties and obligations involved in the conduct of his or her office.

             7.06. Definitions. "Corporate Representative" means an individual who is or was a director, officer, agent or employee of the corporation or who serves or served another corporation, partnership, joint venture, trust or other enterprise in one of these capacities at the request of the corporation and who, by reason of his or her position, is, was or is threatened to be made a party to a proceeding described herein.

                            ARTICLE VIII.  AMENDMENTS

             8.01. Amendments by Shareholders and Directors. The Board of Directors shall have the power to alter or repeal any bylaws of the corporation and to make new bylaws, except that the Board of Directors shall not alter or repeal any bylaw made by the shareholders and, after capital stock of the corporation is issued, shall not alter or repeal Sections 7.01 through 7.06 of Article VII, Section 8.01 of Article VIII and Sections 9.01 through 9.12 of Article IX. The shareholders shall have the power at any meeting, if notice thereof be included in the notice of such meeting, to alter or repeal any bylaws of the corporation and to make new bylaws by vote of a majority of the shares entitled to vote at such meeting, as the term "majority" is defined in the Investment Company Act of 1940, as amended from time to time.

             8.02. Implied Amendments. Any action taken or authorized by the shareholders or by the Board of Directors which would be inconsistent with the bylaws then in effect but which is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the bylaws so that the bylaws would be consistent with such action shall be given the same effect as though the bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

                           ARTICLE IX.  MISCELLANEOUS

             9.01. Bonding. Each officer and employee of the corporation who singly or jointly with others has access to securities or funds of the corporation, either directly or through authority to draw upon such funds or to direct generally the disposition of such securities shall be bonded against larceny and embezzlement by a reputable fidelity insurance company authorized to do business in Wisconsin. Each such bond, which may be in the form of an individual bond, a schedule or blanket bond covering the corporation's officers and employees and the officers and employees of the investment adviser to the corporation and other corporations to which said investment adviser also acts as investment adviser, shall be in such form and for such amount (determined at least annually) as the Board of Directors shall determine in compliance with the requirements of Section 17(g) of the Investment Company Act of 1940, as amended from time to time, and the rules, regulations or orders of the Securities and Exchange Commission thereunder.

             9.02. Compensation and Profit from Purchase and Sales. No affiliated person of the corporation, as defined in the Investment Company Act of 1940, or affiliated person of such person, shall, except as permitted by Section 17(e) of the Investment Company Act of 1940, or the rules, regulations or orders of the Securities and Exchange Commission thereunder, (i) acting as agent, accept from any source any compensation for the purchase or sale of any property or securities to or for the corporation or any controlled company of the corporation, as defined in the Investment Company Act of 1940, or (ii) acting as a broker, in connection with the sale of securities to or by the corporation or any controlled company of the corporation, receive from any source a commission, fee or other remuneration for effecting such transaction. The investment adviser to the corporation shall not profit directly or indirectly from sales of securities to or from the corporation.

             9.03. Transactions with Affiliated Person. No affiliated person of the corporation, as defined in the Investment Company Act of 1940, or affiliated person of such person shall knowingly (i) sell any security or other property to the corporation or to any company controlled by the corporation, as defined in the Investment Company Act of 1940, except shares of stock of the corporation or securities of which such person is the issuer and which are part of a general offering to the holders of a class of its securities, (ii) purchase from the corporation or any such controlled company any security or property except shares of stock of the corporation or securities of which such person is the issuer,
   (iii) borrow money or other property from the corporation or any such controlled company, or (iv) acting as a principal effect any transaction in which the corporation or controlled company is a joint or joint and several participant with such person; provided, however, that this section shall not apply to any transaction permitted by Sections 17(a), (b), (c),
   (d) or 21(b) of the Investment Company Act of 1940 or the rules, regulations or orders of the Securities and Exchange Commission thereunder.

             9.04. Portfolio Transactions. The corporation shall not purchase, acquire or retain:

             (a) any security of an issuer, any of whose officers or directors is an officer, director, or investment adviser of the corporation or an affiliated person, as defined in the Investment Company Act of 1940, of such investment adviser;

             (b) any security issued by or any interest in the business of an investment company, insurance company, broker, dealer, underwriter or investment adviser, except as permitted under Sections 12(d), (e) and (g) of the Investment Company Act of 1940, as amended from time to time, or the rules, regulations or orders of the Securities and Exchange Commission thereunder;

             (c) voting securities of another issuer, the acquisition or retention of which would result in circular or cross ownership, as defined in Section 20(c) of the Investment Company Act of 1940; or

             (d) during the existence of any underwriting or selling syndicate, any security, except stock of the corporation, a principal underwriter of which is an officer, director, investment adviser or employee of the corporation, or is a person (other than a company of the character described in Section 12(d)(3) (A) and (B) of the Investment Company Act of 1940, as amended from time to time) of which any such officer, director, investment adviser or employee is an affiliated person, as defined in the Investment Company Act of 1940, unless in acquiring such security the corporation is itself acting as a principal underwriter for the issue, except as the Securities and Exchange Commission, by rules, regulations, or order shall permit.

             9.05. General Business and Investment Activities. The corporation shall not:

             (a) purchase any security on margin, except such short-term credits as are necessary for the clearance of transactions;

             (b) participate on a joint or joint and several basis in any trading account in securities;

             (c)  effect a short sale of any security;

             (d) act as an underwriter in the distribution of any security other than stock of the corporation;

             (e) make loans to other persons except through the purchase of debt obligations permissible under Article III of the articles of incorporation of this corporation and through repurchase agreements provided that repurchase agreements maturing in more than seven days will not exceed 10% of the total net assets of this corporation;

             (f) borrow money or issue senior securities except to the extent permitted under Sections 18(f), (g) and (h) of the Investment Company Act of 1940, as amended from time to time, provided that the amount of money that may be borrowed shall not exceed that which would be permitted under the margin requirements of the Board of Governors of the Federal Reserve System, in force at the time of borrowing, as specified in Regulation T, or any amendment thereto;

             (g) purchase or sell real estate or interests in real estate or commodities;

             (h) issue any warrant or right to subscribe to or purchase stock of the corporation, except in the form of warrants or rights to subscribe expiring not later than one hundred twenty days after their issuance and issued exclusively and ratably to its shareholders, or any voting trust certificate relating to stock of the corporation;

             (i) deviate from its policy in respect to concentration of investments in any particular industry or group of industries as reported in its registration statement under the Investment Company Act of 1940, or deviate from any fundamental policy recited in such registration statement pursuant to Section 8(b)(2) of the Investment Company Act of 1940;

             (j) change the nature of its business so as to cease to be an investment company;

             (k) charge any sales load or commission in connection with the sale or redemption of any stock of the corporation; provided that the Board of Directors may impose a redemption charge in such amount, with such limitations and at such times as the Board of Directors in its discretion shall determine.

             9.06. Preparation and Maintenance of Accounts, Records and Statements. The President, a Vice President or the Treasurer shall prepare or cause to be prepared annually, a full and correct statement of the affairs of the corporation, including a balance sheet or statement of financial condition and a financial statement of operations for the preceding fiscal year, which shall be submitted at the annual meeting of the shareholders and filed within twenty days thereafter at the principal office of the corporation in the State of Wisconsin. The proper officers of the corporation shall also prepare, maintain and preserve or cause to be prepared, maintained and preserved the accounts, books and other documents required by Section 31 of the Investment Company Act of 1940 and shall prepare and file or cause to be prepared and filed the reports required by Section 30 of such Act. No financial statement shall be filed with the Securities and Exchange Commission unless the officers or employees who prepared or participated in the preparation of such financial statement have been specifically designated for such purpose by the Board of Directors.

             9.07. Auditors. No independent public accountant shall be retained or employed by the corporation to examine, certify or report on its financial statements for any fiscal year unless such selection: (i) shall have been approved by a majority of the entire Board of Directors within thirty days before or after the beginning of such fiscal year or before the annual meeting of shareholders for such fiscal year; (ii) shall have been ratified at the next succeeding annual meeting of shareholders, provided that any vacancy occurring between annual meetings due to the death or resignation of such accountant may be filled by the Board of Directors; and (iii) shall otherwise meet the requirements of Section 32 of the Investment Company Act of 1940.

             9.08. Custodian. All securities, evidences of indebtedness and funds of the corporation shall be entrusted to the custody of one or more custodians or depositaries, each of which shall be a bank or trust company which is a member of the Federal Reserve System having capital, surplus and undivided profits of not less than Two Million Dollars ($2,000,000), as set forth in its most recently published report of condition, and the qualifications prescribed by and pursuant to Section 17(f) and 26 of the Investment Company Act of 1940 and which shall be employed as agent or agents of the corporation by the Board of Directors.

             9.09. Agreement with Custodian. Each such custodian shall be employed pursuant to a written agreement which shall conform to the requirements prescribed by any applicable rules and regulations of the Securities and Exchange Commission under the Investment Company Act of 1940, and, except as otherwise provided by such rules and regulations, shall provide substantially as follows:

             (a) The custodian shall keep (i) all cash on deposit with such other banks in the name of the custodian as the corporation shall direct, and (ii) all securities in a separate account, not commingled with other assets, in the name of the custodian, its nominee or the corporation in care of the custodian, or in the custody of the custodian or agents in street certificate or bearer form. The custodian shall receive and collect the income or funds due with respect to such securities.

             (b) Securities and cash held by the custodian may be withdrawn only upon written order signed on behalf of the corporation by two employees at least one of whom shall be an officer included within a list of five officers and employees certified for such purpose by resolution of the Board of Directors.

             (c) Securities held by the custodian may be withdrawn only for the following purposes:

                       (i)  The sale of such securities for the
             account of the corporation with delivery and payment therefore in accord with procedures and customs used by the custodian in the sale of securities for the trust estates for which it is trustee;

                       (ii) The delivery of securities in exchange
             for or conversion into other securities alone, cash or cash and other securities pursuant to the provisions of such securities or a plan of merger, consolidation, reorganization, recapitalization or readjustment of the securities of the issuer thereof;

                       (iii)     The surrender of warrants, rights
             or similar securities in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

                       (iv) The delivery of securities to a lender
             as collateral on borrowing effected by the corporation or to a broker selling any such securities in accordance with "street delivery" customs;

                       (v)  The delivery of securities as a
             redemption in kind of or distribution of stock of the corporation or in connection with a retirement of such securities;

                       (vi) The delivery of securities for other
             proper corporate purposes;

        provided that in each case specified in clauses (i), (iii) and
        (iv) the payment, collateral or securities to be received are delivered to the custodian simultaneously or as promptly thereafter as possible.

             (d) Cash held by the custodian may be withdrawn only for the following purposes:

                 (i) The purchase of securities to be retained by the custodian with delivery and payment therefor in accord with procedures and customs used by the custodian in the purchase of securities for the trust estates for which it is trustee;

                 (ii) The redemption or purchase of stock in the corporation;

                 (iii) The payment of interest, dividends or other distributions on stock of the corporation;

                 (iv) The payment of taxes, interest, the investment adviser's fees incurred in connection with the operation of the corporation and operating expenses (including, without limitation thereto, fees for legal, accounting and auditing services);

                 (v) The payment in connection with the conversion, exchange or surrender of securities owned by the corporation;

                 (vi) The deposit of funds in the name of the custodian in or with any other bank or trust company designated by the corporation;

                 (vii) Other proper corporate purposes as certified by resolution of the Board of Directors.
             9.10. Termination of Custodian Agreement. Any employment agreement with a custodian shall be terminable on not more than sixty days' notice in writing by the Board of Directors or the custodian and upon any such termination the custodian shall turn over only to the succeeding custodian designated by the Board of Directors all funds, securities and property and documents of the corporation in its possession.

             9.11. Checks and Requisitions. Except as otherwise authorized by the Board of Directors, all checks and drafts for the payment of money shall be signed in the name of the corporation by a custodian, and all requisitions or orders for the payment of money by a custodian or for the issue of checks and drafts therefor, all promissory notes, all assignments of stock or securities standing in the name of the corporation, and all requisitions or orders for the assignment of stock or securities standing in the name of a custodian or its nominee, or for the execution of powers to transfer the same, shall be signed in the name of the corporation by not less than two persons (who shall be among those persons, not in excess of five, designated for this purpose by the Board of Directors) at least one of which shall be an officer. Promissory notes, checks or drafts payable to the corporation may be endorsed only to the order of a custodian or its nominee by the Treasurer or President or by such other person or persons as shall be thereto authorized by the Board of Directors.

             9.12. Dividends. Dividends upon the stock of the corporation, subject to the provisions of the charter, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.
   The source of each dividend payment shall be disclosed to the shareholders receiving such dividend, to the extent required by the laws of the State of Wisconsin and by Section 19 of the Investment Company Act of 1940 and the rules and regulations of the Securities and Exchange Commission thereunder. The total of each dividend payment made to shareholders in respect of any one fiscal year shall be approximately equal to the sum of
   (a) the net income for such fiscal year exclusive of profits or losses realized upon the sale of securities or other property, and (b) the excess of profits over losses on sales of securities or other property for such fiscal year; provided the above provision shall be interpreted to give the Board of Directors the power in its discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, amounts sufficient to enable the corporation to avoid or reduce its tax liability.